UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 9, 2016

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 9, 2016, the Board of Directors of Myers Industries, Inc. (the “Company”) approved and adopted the Myers Industries, Inc. Amended and Restated Insider Trading Policy (the “Insider Trading Policy”). The Insider Trading Policy was amended to, among other things, prohibit Company directors, officers and employees from engaging in hedging or pledging activities with respect to the Company’s stock.

The Insider Trading Policy is applicable to the Company’s and its subsidiaries’ directors, officers and employees and has been revised to clarify the Insider Trading Policy’s applicability to consultants, contractors and agents who may have access to material non-public information in the course of their activities for the Company as well as entities controlled by directors, officers, employees and outside persons who have access to inside information regarding the Company.

The description of the Insider Trading Policy is a summary and is qualified in its entirety by reference to the Insider Trading Policy, a copy of which is attached hereto as Exhibit 99.1. The Insider Trading Policy will also be posted on our website at http://www.myersindustries.com/.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Myers Industries, Inc. Amended and Restated Insider Trading Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE November 10, 2016	By:	/s/ R. David Banyard
R. David Banyard
President and Chief Executive Officer